UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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PATRIOT NATIONAL BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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November 10, 2022
To the Shareholders of Patriot National Bancorp, Inc.:
On behalf of the Board of Directors and our staff, we would like to take this opportunity to thank you for your investment in Patriot National Bancorp, Inc. (NASDAQ: PNBK) (“Patriot”). Enclosed is our annual report for the fiscal year of 2021.
For the fiscal year ended December 31, 2021, Patriot reported a net income of $5.1 million, or $1.29 per share, as compared to a net loss of $3.8 million, or $0.97 per share, in 2020. Net income for the year was the result of several positive items which resulted from business growth and operational efficiencies. Interest expense declined $6.7 million as the Bank effectively improved its funding sources by reducing higher costing wholesale funding and rebalanced the mix of the deposit portfolio. As credit quality improved, the result was a decrease in the provision for loan losses of $2.7 million; and SBA gains produced an increase of $2.4 million in non-interest income. Non-interest expense decreased by $2.9 million, mostly as a result of the Employee Retention Credits the Bank applied for and received from the Treasury Department under the CARES Act.
After significant development time and effort, on November 15, 2021, we announced our entering into a Merger Agreement with American Challenger Development Corp. (“American Challenger”), whereby Patriot would acquire American Challenger through a reverse merger and recapitalize the combined company with $890 million of new capital to support Patriot’s growth and execute American Challenger’s business plan. After having received regulatory approval, the merger was unfortunately terminated on July 20, 2022, by mutual agreement due to certain closing condition that American Challenger was unable to satisfy. Extensive efforts are underway to identify an alternative strategic path that would result in greater diversification, capital and scale for Patriot, with intention of increasing value and liquidity for our shareholders.
Positive results for 2021 have led to a strong starting point for 2022, with performance increasing quarterly. We are pleased with the improvement we have experienced with respect to the organization’s balance sheet, income growth and other key performance metrics. Combined with our strategic intentions, we remain focused on growing our core businesses effectively and expect to see rising performance from the foundational improvements and enhancements we have made, particularly in the areas of payments, commercial lending, and SBA lending. The communities we serve and the organization’s outlook for future growth are providing us with many opportunities to grow as a strong competitor and desirable corporate partner.
In addition to our efforts to deliver improving financial performance, we continually strive to implement best practices and align interests with shareholders. In our annual review of Patriot’s Restricted Stock Plan, we are proposing to amend it by materially reducing the total amount of stock available for grant under the Plan and limiting the total value of stock that may be granted to any non-employee director. This year’s proxy statement seeks your approval to incorporate this amendment.
We look forward to your participation at our Annual Meeting at 10 a.m. Eastern Time on December 14, 2022.
Sincerely,

Michael A. Carrazza	Robert G. Russell, Jr.
Chairman	President and Chief Executive Officer

PATRIOT NATIONAL BANCORP, INC.
900 Bedford Street
Stamford, Connecticut 06901
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Patriot National Bancorp, Inc.:
You are cordially invited to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Patriot National Bancorp, Inc., a Connecticut corporation (the “Company”), which will be held on December 14, 2022, starting at 10:00 a.m., Eastern Time, at the offices of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901.
YOUR VOTE IS IMPORTANT Whether or not you attend the meeting, we urge you to vote promptly by:

The Annual Meeting will be held for the following purposes:		visiting www.proxyvote.com
(1)	To elect five directors to serve until the Annual Meeting of Shareholders of the Company to be held in 2023 and until their successors are elected;	mailing your signed proxy card or voting instruction form
(2)	To approve and ratify the appointment of RSM US LLP to serve as the independent registered public accounting firm for the Company for the 2022 fiscal year;	calling 1-800-690-6903
(3)
To approve and ratify the amendment and restatement of the Company’s 2020 Restricted Stock Award Plan, to reduce the total number of shares authorized for issuance thereunder and limit the maximum number of shares of common stock that may be granted to any non-employee director during a single fiscal year; and

(4)	To transact any other business which may properly come before the meeting.
Due to the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of our directors, employees and shareholders, please note that if necessary, we may impose social distancing, non-shareholder attendance limitations and other safety protocols in accordance with any then required federal, state and local guidance.
In addition, as part of our precautions regarding COVID-19, we are planning for the possibility that the Annual Meeting may be held at a different venue or solely by means of virtual communication. If we take this step, we will publicly announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the Securities and Exchange Commission as additional proxy materials.
Only shareholders of record of outstanding shares of common stock of the Company at the close of business on November 1, 2022 are entitled to notice of, and to vote, at the Annual Meeting or any adjournment or postponement thereof.
Whether or not you plan to attend the Annual Meeting, please take advantage of the ability to vote by proxy, as instructed on the proxy card or voting instructions that have been provided to you, so that your shares will be represented. The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the Annual Meeting. Voting by proxy will not limit your right to attend the Annual Meeting and vote your shares in person.
This Notice of 2022 Annual Meeting of Shareholders and the attached proxy statement dated November 10, 2022 should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Collectively, these documents contain all of the information and disclosures required in connection with the 2022 Annual Meeting of Shareholders. Copies of all these materials can be found on the Company’s website at www.bankpatriot.com.

By Order of the Board of Directors,

/s/ Michael A. Carrazza	/s/ Robert G. Russell,
Michael A. Carrazza	Jr.Robert G. Russell, Jr.

Chairman	President and Chief Executive Officer
November 10, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, DECEMBER 14, 2022

The Notice of the 2022 Annual Meeting of Shareholders, the Proxy Statement, and the Annual Report for Fiscal Year ended December 31, 2021 are available on the Internet at www.proxyvote.com. Please have your 16-digit control number in hand when accessing this website.

PROXY STATEMENT
For the Annual Meeting of Shareholders to be held on
December 14, 2022
at 10:00 a.m.
at the offices of Robinson & Cole LLP,
1055 Washington Boulevard, 10th Floor
Stamford, Connecticut 06901
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why did I receive this proxy?
The Board of Directors of Patriot National Bancorp, Inc., a Connecticut corporation (“we,” “us,” “our,” the “Company” or “Patriot”) is furnishing this Proxy Statement to solicit proxies on its behalf to be voted at the 2022 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) or at any adjournment or postponement thereof.
This Proxy Statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote. Prior to the Annual Meeting, you will be able to vote over the Internet, by phone or by mail.
When and where will the Annual Meeting be held?
Date	Wednesday, December 14, 2022
Time	10:00 a.m., Eastern Time
Location	office of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901
What do I need to do now?
After carefully reading and considering the information contained in this Proxy Statement, please submit your proxy as soon as possible so that your shares will be represented at the Annual Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided.
What am I voting on?
At the Annual Meeting, shareholders will be asked to:
(1)	elect five directors to serve until our next annual meeting;
(2)	approve and ratify the appointment of RSM USA LLP as our independent registered public accounting firm for the 2022 fiscal year;
(3)
approve and ratify the amendment and restatement of the Company’s 2020 Restricted Stock Award Plan, to reduce the total number of shares authorized for issuance thereunder and limit the maximum number of shares of common stock that may be granted to any non-employee director during a single fiscal year; and

(4)	transact any other business which may properly come before the meeting.
When is this Proxy Statement first being sent or given to shareholders?
We will begin mailing the Notice of the 2022 Annual Meeting of Shareholders (the “Notice”), Proxy Statement and Annual Report on Form 10-K on or about November 10, 2022 to holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as of the close of business on November 1, 2022 (the “Record Date”).

As indicated in the Notice, this Proxy Statement and other materials are also available on the Internet at www.proxyvote.com.
Who is entitled to vote at the Annual Meeting?
Holders of record of the Company’s Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, we had issued and outstanding 3,957,269 shares of Common Stock which were owned by 259 shareholders of record.
What is the quorum for the Annual Meeting?
A majority of our outstanding Common Stock, represented in person or by proxy, constitutes a quorum at any meeting of shareholders, unless otherwise provided by law. Abstentions and broker non-votes are counted as present for quorum purposes, but will not be treated as votes cast on any matter to which they relate; accordingly, abstentions and broker non-votes will not affect the outcome of votes on any proposals. A broker non-vote occurs when the broker has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter (such as ratification of the independent auditing firm) or is not permitted by law or applicable rules to vote those shares on a non-routine matter.
If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
How many votes do I have?
Other than cumulative voting for election of directors (see below “What votes are required for the proposals? Proposal 1: Election of Directors”), each share of Common Stock entitles its owner to one vote on all matters brought before the Annual Meeting.
What votes are required for the proposals?
The number of votes required to approve the proposals that are scheduled to be presented at the meeting is as follows:
Proposal 1: Election of Directors
If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. This means that the five nominees who receive the most affirmative votes will be elected to the Board of Directors. Accordingly, because there are five nominees in total, each person who receives one or more votes will be elected as a director.
Shareholders may cumulate their votes for this proposal. Cumulative voting allows a shareholder to allocate among the director nominees, as the shareholder sees fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares held by the shareholder. For example, if a shareholder owns 100 shares of Common Stock, and there are five directors to be elected at the Annual Meeting, a shareholder may allocate 500 “for” votes (five multiplied by 100) among as few or as many of the five nominees to be voted on at the Annual Meeting as the shareholder chooses. You may not cumulate your votes against a nominee. Cumulative voting applies only to the election of directors and not to other proposals.
If you are a shareholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card. If you hold shares beneficially through a broker, bank or nominee and wish to cumulate votes, you should contact your broker, bank or nominee.
You will not be able to submit cumulated vote allocation instructions for director elections if you grant a proxy by telephone or the Internet; thus, if you wish to cumulate your votes, you should submit a paper proxy card.
If you vote by proxy card and sign your card with no further instructions, Michael A. Carrazza and Robert G. Russell, Jr. as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion.

Proposal 2: Ratification of the retention of the Company’s independent registered public accountants
If a quorum is present, action by the shareholders on the retention of RSM US LLP as our independent registered public accounting firm is approved if a majority of the votes cast are in favor of the action.
Proposal 3: Amendment and restatement of the 2020 Plan
If a quorum is present, this proposal is approved if a majority of the votes cast are in favor of the action.
How can I vote at the Annual Meeting?
If you are a record holder, which means your shares are registered in your name, you may vote or submit a proxy:
Internet	Telephone	Mail	At the Annual Meeting

Visit www.proxyvote.com and vote online. Online voting will end at 11:59 p.m. local time on December 13, 2022.	Call 1-800-690-6903. to vote your shares. Telephone voting will close at 11:59 p.m. local time on December 13, 2022.	Sign, date and mail the proxy card in the enclosed postage paid envelope.	If you are a shareholder of record or hold a valid proxy, you can attend and vote in person at the Annual Meeting.
How do I vote if I am a beneficial owner of shares?
If you hold your shares of Common Stock through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions on how to vote from your broker, bank or other institution. If you hold shares of Common Stock in street name and wish to vote in person at the Annual Meeting, you must present a legal proxy validating your ownership of the shares of Common Stock that you intend to vote from your bank, broker or other nominee that held your shares of Common Stock as of the Record Date. You will also need proof of identity for entrance to the meeting.
What do I do if I receive more than one proxy statement?
If you hold shares directly as a record holder and also in “street name,” or otherwise through a nominee, you may receive more than one proxy statement relating to the Annual Meeting. These should each be voted or returned separately to ensure that all of your shares are voted.
Can I revoke my proxy or change my vote after I vote by proxy?
If you are a shareholder of record, you can revoke your proxy before it is exercised by:
•	giving written notice to our Corporate Secretary, 900 Bedford Street, Stamford, Connecticut 06901;
•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•	voting in-person at the Annual Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.
Is it an in-person meeting or virtual meeting?
We currently intend to hold the Annual Meeting in person. However, due to the ongoing health concerns relating to the COVID-19 pandemic and to support the health and well-being of our directors, employees and shareholders, please note that if necessary, we may impose social distancing, non-shareholder attendance limitations and other safety protocols in accordance with any then required federal, state and local guidance.

In addition, as part of our precautions regarding COVID-19, we are planning for the possibility that the Annual Meeting may be held at a different venue or solely by means of virtual communication. If we take this step, we will publicly announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the Securities and Exchange Commission (the “SEC”) as additional proxy materials.
Are there any other business at the Annual Meeting?
As of the date hereof, our management has no knowledge of any business other than that described in the notice for the Annual Meeting that will be presented for consideration at the Annual Meeting.
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PROPOSAL 1. ELECTION OF DIRECTORS
The first item to be acted upon at the Annual Meeting is the election of five directors to our Board of Directors. Each of the persons elected will serve a term of one year and until the election and qualification of his successor or until his earlier resignation, death or removal. Each nominee is currently serving as one of our directors. We are not aware of any material proceedings to which any of the nominee directors, or any associate of any such director, is a party adverse to us or has a material interest adverse to us. Each nominee has consented to being named as a nominee and to serve if elected.
If any director nominee named in this proxy statement shall become unable or decline to serve (an event which the Board of Directors does not anticipate), a substitute may be nominated and elected.
Nominees for Election as Directors
The following sets forth information about the nominees for election as directors. Unless otherwise indicated, each person holds the same position(s) of both the Company and Patriot Bank, N.A. (the “Bank”).
Name	Age	Current Position with the Company
Michael A. Carrazza	56	Director and Chairman of the Board of Directors
Robert G. Russell, Jr.	56	Director, President and Chief Executive Officer
Edward N. Constantino	76	Director
Emile Van den Bol	59	Director
Michael J. Weinbaum	56	Director
The nominees for election as directors have provided the following information about themselves:
Michael A. Carrazza
Mr. Carrazza has been Chairman of the Board of Directors of the Company since 2010 and served as interim Chief Executive Officer of the Company from August 2016 to July 2020. Mr. Carrazza is also CEO of Solaia Capital Advisors, an investment management firm engaged in making private equity and credit investments. In 2012, Mr. Carrazza led the spin-out of the Bank of Ireland’s U.S. Asset-Based Lending Group, presently known as Siena Lending Group, and served as its Chairman through 2019. Previously, Mr. Carrazza was co-founder of Bard Capital Group where he sponsored several transactions in the industrial sector. He has structured and financed the leveraged buyout of International Surface Preparation Group, Inc. from U.S. Filter/Vivendi and subsequently worked alongside its Chairman, managing the company’s turnaround, financings, and subsequent sale. Mr. Carrazza also led the financing and restructuring of Mitchell Madison Group and served on the firm’s Executive Team, where he assisted in the firm’s global expansion and managed its sale to US Web/CKS. Mr. Carrazza began his career at Goldman, Sachs & Co. Mr. Carrazza earned his MBA in Finance from The Stern School of Business at New York University and his B.S. in Electrical Engineering from The Pennsylvania State University.
Robert G. Russell, Jr.
Mr. Russell was appointed as President and Chief Executive Officer of the Company and the Bank in July 2020 and Director in September 2020. Mr. Russell has more than 30 years of community banking experience. Prior to joining the Company and the Bank, Mr. Russell served as Executive Vice President and Chief Operating Officer of Millington Bank of Morris and Somerset Counties of New Jersey from 2015 to 2020. Previously, he served as President and Chief Executive Officer of NJM Bank from 2013 to 2014, and before that, as its Chief Financial and Investment Officer from 2003 to 2013. Mr. Russell has led both institutions to achieve significant growth and increases in profitability. During the period of 1990 to 2003, Mr. Russell has also spent part of his career as an Internal Auditor and as a Controller for banking institutions of various asset sizes throughout the state of New Jersey. Mr. Russell earned his bachelor’s degree from Montclair State University and a is a graduate of the Graduate School of Banking at Colorado.
Edward N. Constantino
Mr. Constantino has been a director of the Company since October 2010 and the Lead Independent Director since October 2018. He has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Anderson LLP and KPMG LLP. Mr. Constantino retired from KPMG in late 2009, where he was an Audit

Partner in charge of the Firm’s real estate and asset management businesses. Mr. Constantino is a member of the Board of Directors and Chairman of the Special Committee of ARC Property Trust and a member of the Board of Directors and Chairman of the Audit Committee of VineBrook Trust and NexPoint Residential Trust. He also is the Chairman of the Real Estate and Facilities Committee and member of the Investment Committee at St. Francis College. Mr. Constantino also serves as a consultant for the law firm of Skadden Arps. Mr. Constantino’s specific skills include auditing national and multinational organizations, internal control and compliance, financial reporting, regulatory reporting, risk management, asset valuation, accounting and finance and transaction structuring. He is a licensed CPA, a Member of the American Institute of Certified Public Accountants and a Member of the New York State Society of Public Accountants. Mr. Constantino received a Bachelor of Business Administration degree from St. Francis University.
Emile Van den Bol
Mr. Van den Bol has been a director of the Company since October 2010. Mr. Van den Bol is currently the Chief Executive Officer of Brooklawn Capital, LLC. Brooklawn Capital is an investment management company which advises and invests in and finances real estate, securities and operating companies. Mr. Van den Bol retired in 2010 as Managing Director of the Commercial Real Estate Group of Deutsche Bank Securities, Inc. Mr. Van den Bol joined Deutsche Bank in 2001 as Managing Director and held several executive positions in the Commercial Real Estate Group including Global Co-Head Structured Finance, Global Head Commercial Real Estate CDO Group and Member of the Global Commercial Real Estate Executive Committee. Mr. Van den Bol was from 2005 to 2009 a Governor of the Board of the Commercial Mortgage Securities Association. From 1996 to 2001 Mr. Van den Bol was employed by Lehman Brothers where he held a number of positions including Head of Esoteric Principal Finance Group and Co-Head of Lehman Brothers Franchise Conduit. Mr. Van den Bol was a member of Morgan Stanley’s Structured Finance Group from 1991 to 1996. Mr. Van den Bol received a Juris Doctor degree from University of Amsterdam and an MBA degree from the Wharton School of the University of Pennsylvania.
Michael J. Weinbaum
Mr. Weinbaum has been a director of the Company since October 2010. He has been the Vice President of Real Estate Operations for United Capital Corp. for more than twenty years. Mr. Weinbaum has extensive experience in real estate operations and transactions. He is a member of the International Council of Shopping Centers and has been a member of United Capital’s Board of Directors since 2005. Mr. Weinbaum currently serves on the Finance Board and Board of Trustees for St. Mary’s Healthcare for Children. Mr. Weinbaum received a Bachelor of Arts degree in Management from Franklin Pierce University.

Executive Officers
The following sets forth our executive officers who do not serve as directors and/or who are not nominees for election as directors. Unless otherwise indicated, each person holds the same position(s) of both the Company and the Bank.
Name	Age	Current Position with the Company
Joseph D. Perillo	66	Executive Vice President and Chief Financial Officer
Frederick K. Staudmyer	67	Secretary and Chief Human Resources Officer; Executive Vice President and Chief Administrative Officer of the Bank
Judith P. Corprew	60	Executive Vice President and Chief Compliance & Risk Officer of the Bank
Steven Grunblatt	58	Executive Vice President and Chief Information Office of the Bank
David Lowery	47	Executive Vice President and Chief Lending Officer of the Bank
Alfred Botta	50	Executive Vice President and Chief Payments Officer of the Bank
Thomas E. Slater	54	Executive Vice President and Chief Credit Officer of the Bank*
*	Employment to start in December 2022.
Joseph D. Perillo
Mr. Perillo has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since May 2017. He served as a senior executive consultant for several months beginning in January 2017, tasked with assessing the finance department’s processes and improving operations and internal controls. Mr. Perillo is a recognized finance industry leader with over two decades of experience in the banking industry, having served as Chief Accounting Officer and Chief Financial Officer for iQor Inc., a $1.5 billion global leader in business process outsourcing. He began in public accounting with KPMG and then spent over 20 years in banking with Citibank, NatWest and as Senior Vice President & Controller for GreenPoint Financial, then one of the 50 largest banking companies in the U.S. Mr. Perillo earned his Bachelor of Science in accounting from St. John’s University and is a Certified Public Accountant.
Frederick K. Staudmyer
Mr. Staudmyer has served as the Company’s Secretary and Chief Human Resources Officer since November 2014. He is also the Executive Vice President and Chief Administrative Officer of the Bank, N.A., overseeing human resources, retail, and business banking, corporate governance, the customer support center, property development and facilities management. Mr. Staudmyer previously served as Assistant Dean at Cornell University’s Johnson Graduate School of Management. Bringing more than 30 years of human resources, general management, and corporate leadership experience, he has served at leading financial institutions where he directed talent acquisition and development, including this role at Chase Manhattan Bank, now JPMorgan Chase. He previously served as Chief Human Resources Officer for Ziff Communications and Ziff Davis Publishing. He also co-founded and served as President and COO at a national legal services and staffing company for over seven years. Mr. Staudmyer earned his MBA from the Johnson Graduate School of Management at Cornell and his Bachelor of Science at Cornell’s School of Industrial & Labor Relations. He currently serves on the Board of Directors of the Human Services Council of Connecticut. He has served on the board of directors of the MBA Career Services Council and as an Advisory Council Member of Cornell University’s Entrepreneurial and Personal Enterprise Program.
Judith P. Corprew
Ms. Corprew has served as Executive Vice President and Chief Compliance & Risk Officer of the Bank since March 2015, ensuring compliance with local, state and federal regulations, and risk management. She serves on the management committees for: Regulatory Compliance, Enterprise Risk, Steering and CRA. She holds a Certified Regulator Compliance Manager certification, a highly regarded recognition by the American Bankers Association. With three decades of credit and risk management experience, she has held leadership positions at community-focused financial institutions and mortgage companies throughout the Tri-State area. Early in her banking career, Ms. Corprew was awarded honors for establishing a profitable mortgage center. A staunch advocate for teaching financial literacy skills, Ms. Corprew has led educational seminars and events at local schools, clubs and community organizations. She has also held workshops on first-time home buying, credit and budgeting. She has served as a member of the United Way Stamford Financial Stability Collaborative, and has served as a financial coach for the United Way. She is a member of the Bank Compliance Association of Connecticut, and the Institute of Certified Bankers and Regulatory Compliance Group of Fairfield County. She is also a board member of Housatonic

Community College Foundation, serving as Vice President, a board member of Future Five and a member of The Helpers Club Scholarship Foundation of Stamford. Ms. Corprew earned her bachelor’s degree from Rutgers University and a master’s degree in finance from Post University in Waterbury, CT.
Steven Grunblatt
Mr. Grunblatt joined Patriot Bank in 2014 as Senior Vice President, Director of Technology and became Executive Vice President and Chief Information Officer of the Bank in April 2021. He has over twenty-five years of experience in various facets of information technology, including management and oversight of all aspects of vendor management, infrastructure and technology implementation. Mr. Grunblatt graduated from the Wharton School of Business in Pennsylvania with a bachelor’s degree in Economics.
David Lowery
Mr. Lowery joined Patriot Bank in April of 2021 as Head of Lending and became Executive Vice President and Chief Lending Officer in September 2021. Mr. Lowery is leading the Bank’s SBA division, Commercial Real Estate, C&I and Consumer Lending areas. Prior to joining Patriot, Mr. Lowery has served in various senior capacities with several institutions including Iberia Bank, Metropolitan and M&T Bank. He has built highly successful lending businesses in the New York metropolitan area. Mr. Lowery earned his MBA from Loyola University in Maryland where he also received his undergraduate degree in Economics.
Alfred Botta
Mr. Botta joined the Bank in 2018 as Senior Vice President, Director of Payments and became Executive Vice President and Chief Payment Officer of the Bank in September 2022. He has over twenty years of experience in the payments and prepaid market space and has been responsible for the growth of the Bank’s payments division. Prior to joining the Bank, Mr. Botta served as Chief Revenue Officer and Director of Payments of BankMobile Technologies, Inc. (previously a wholly-owned subsidiary of Customers Bank). Mr. Botta also served on senior management roles with several institutions including Metropolitan Commercial Bank, CashZone (the retail check cashing division of Metropolitan Commercial Bank), PreCash, Inc., PreCommunications Inc., and IDT Corporation. Mr. Botta studied at Adelphi University focusing in Business Administration and Operations.
Thomas E. Slater
Mr. Slater accepted on November 4, 2022 the appointment as Executive Vice President and Chief Credit Officer of the Bank, to be effective as of December 2022. Mr. Slater joins the Bank with over 25 years of experience in commercial banking industry. Mr. Slater also hasextensive experience in commercial real estate, as well as commercial and industrial lending. Since April 2017, Mr.Slater has been serving as Senior Vice President and Senior Credit Officer at Investors Bank. From May 2004 to April2017, Mr. Slater served multiple positions in TD Bank, including as Assistant Vice President, Credit DepartmentManager, Vice President, Credit Policy Administrator, Credit Officer, and Commercial Credit Manager. From August1996 to May 2004, Mr. Slater worked in PNC Bank in various roles, including Portfolio Analyst, Portfolio Manager,Relationship Manager, and Middle Market Underwriter. From March 1995 to August 1996, Mr. Slater worked as aLoan Review Officer in Trust Company Bank. Before entering the commercial banking industry, Mr. Slater began hiscareer as an Associate National Bank Examiner in the Office of the Controller of the Currency, where he worked fromJuly 1990 to March 1995. Mr. Slater holds a Bachelor of Science degree in Economics from Rutgers University.
Certain Relationships, Related Transactions and Director Independence
There are no family relationships among our executive officers and directors. In the ordinary course of business, the Bank has made loans to officers and directors (including loans to members of their immediate families and loans to companies of which a director owns 10% or more). In the opinion of management, all of such loans were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral requirements, as those then prevailing for comparable transactions with persons not related to the lender. The Bank believes that at the time of origination such loans did not involve more than the normal risk of collectability or present any other unfavorable features. There were $100,000 loans to officers and directors outstanding as of December 31, 2020 and no loans to officers and directors outstanding as of December 31, 2021. As of December 31, 2021 and 2020, deposits by related parties aggregated $58,000 and $189,000, respectively.

Information about transactions involving related persons is assessed by the Company’s independent directors. Related persons include the Company’s directors and executive officers as well as immediate family members of such directors and officers. If the independent directors approve or ratify a material transaction involving a related person, then the transaction would be disclosed in accordance with the SEC rules. If the related person is a director, or a family member of a director, then that director would not participate in those discussions.
Involvement in Certain Legal Proceedings
During the past ten years, none of our current directors or executive officers have been involved in any legal proceedings identified in Item 401(f) of Regulation S-K.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. Based solely upon a review of Section 16(a) forms filed with the SEC, the Company noted that, during the fiscal year ended December 31, 2021, Michael A. Carrazza was late in filing a Form 4 on April 2, 2021 in relation to certain in-kind distributions of Common Stock; Edward N. Constantino, Emile Van den Bol, and Michael J Weinbaum, and Raymond Smyth (who was a director of the Company until September 22, 2021) were each late in filing a Form 4 on April 8, 2021 regarding a grant of Common Stock.

BENEFICIAL OWNERSHIP AND OTHER MATTERS
Beneficial Ownership
The table below provides certain information about beneficial ownership of Common Stock of the Company as of the Record Date with respect to: (i) each person, or group of affiliated persons, who is known to the Company to own more than five percent (5%) of Company’s Common Stock; (ii) each of the Company’s directors; (iii) each of the Company’s executive officers; and (iv) all of the Company’s directors and executive officers as a group.
Except as otherwise noted, to the knowledge of the Company, all persons listed below have sole voting and dispositive power with respect to all shares of Common Stock they beneficially own, except to the extent authority is shared by spouses under applicable law. Applicable percentage ownership is based on 3,957,269 shares of Common Stock outstanding as of the Record Date. In computing the number of shares of Common Stock beneficially owned by a person and applicable percentage of ownership of that person, we deemed outstanding shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within sixty (60) days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each shareholder is in care of Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, CT 06901.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Michael A. Carrazza	67,254(1)	1.70%
Robert G. Russell, Jr.	5,000(2)	*
Joseph D. Perillo	4,263(3)	*
Frederick K. Staudmyer	3,203	*
Judith P. Corprew	2,026	*
Steven Grunblatt	2,500	*
David Lowery	6,000	*
Alfred Botta	—	—
Edward N. Constantino	13,797(4)	*
Emile Van den Bol	61,410	1.55%
Michael J. Weinbaum	17,797	*
All Directors and Executive Officers	525,422	13.28%
AFP Forty Six Corp.	342,172(5)	8.65%
Harvey Sandler Revocable Trust	317,248(6)	8.02%
Siguler Guff Advisers, LLC	460,589(7)	11.64%
SMC Holdings I, LP	427,691(8)	10.81%
LMI Partners, LLC	285,915(9)	7.23%
AllianceBernstein L.P.	397,418(10)	10.04%
*	Less than one percent (1%)
(1)
Includes 12,221 shares held by Solaia Capital Management Profit Sharing Plan for the benefit of Mr. Carrazza and 55,033 vested shares directly owned by Mr. Carrazza, with regard to which Mr. Carrazza has sole voting and dispositive power.

(2)	Includes 2,500 shares held in an IRA FBO for the benefit of Mr. Russell.
(3)	Includes 3,185 shares held in an IRA for the benefit of Mr. Perillo.
(4)	Includes 1,000 shares held in a SEP IRA for the benefit of Mr. Constantino.
(5)
Based solely on the information set forth in the Schedule 13D, Anthony J. Miceli is the sole director, president and treasurer of AFP Forty Six Corp. (“AFP”) and president and chief operating officer of United Capital Corp. (“United Capital”), therefore he may be deemed to have voting and dispositive power over the shares held by AFP. The address of AFP is 9 Park Place, Great Neck, NY 11021.

(6)
Based solely on the information set forth in the Schedule 13G/A filed with the SEC on April 13, 2021, Gary Rubin and Andrew Sandler are trustees of Harvey Sandler Revocable Trust, and therefore may be deemed to have voting and dispositive power over the shares held by Harvey Sandler Revocable Trust The address of Harvey Sandler Revocable Trust is 2080 NW Boca Raton Blvd Ste 2 Boca Raton, FL 33431.

(7)
Based solely on the information set forth in the Schedule 13G filed with the SEC on May 3, 2021, Siguler Guff Advisers, LLC (“SGA”) is 100% owned by Siguler Guff & Company, LP. The general partner of Siguler Guff & Company, LP is Siguler Guff Holdings GP, LLC.

George W. Siguler, Andrew J. Guff, Donald P. Spencer and Kenneth J. Burns are the owners of Siguler Guff Holdings GP, LLC and the executive officers of SGA, and therefore may be deemed to have voting and dispositive power over the shares held by SGA. Address of SGA is c/o Siguler Guff & Company, LP, 200 Park Avenue, 23rd Floor, New York, NY 10166.
(8)
Based solely on the information set forth in the Schedule 13G filed with the SEC on April 27, 2021, SMC Holdings I G.P., LLC (“SMC GP”) is the general partner of SMC Holdings I, LP. John L. Steffens and Gregory P. Ho each serves as a Managing Member of SMC GP, and therefore may be deemed to have voting and dispositive power over the shares held by SMC GP. The address of SMC GP is c/o Spring Mountain Capital, LP, 650 Madison Avenue, 20th Floor, New York, NY 10022.

(9)
Based solely on the information set forth in the Schedule 13G filed with the SEC on April 16, 2021, Earl A. Samson III is Manager of LMI Partners, LLC, and therefore may be deemed to have voting and dispositive power over the shares held by LMI Partners, LLC. The address of LMI Partners, LLC is 954 Lexington Avenue, Suite 124, New York, NY 10021.

(10)
Based solely on the information set forth in the Schedule 13G/A filed with the SEC on December 10, 2021, by AllianceBernstein L.P.(“AllianceBernstein”) AllianceBernstein has sole voting and dispositive power over 397,418 shares. The address of AllianceBernstein is 1345 Avenue of the Americas, New York, NY 10105.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
Our business affairs are managed under the direction of the Board of Directors in accordance with the Connecticut Business Corporation Act, our certificate of incorporation and our bylaws. Members of our Board of Directors are kept informed of our business through discussions with the Chairman of the Board, our Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees. Our corporate governance practices are summarized below.
During the fiscal year ended December 31, 2021, our Board of Directors met 12 times. During 2021, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the directors which were held during the period for which the director was a director, and (ii) the total number of meetings held by all committees of which the director was a member during the period that the director served.
Director Attendance at Annual Meetings
We have a policy encouraging attendance by members of the Board of Directors at our Annual Meetings of shareholders. All of our directors attended the 2021 Annual Meeting of Shareholders.
Independence of Board of Directors and Members of Its Committees
The Company currently maintains a board of directors that is composed of a majority of “independent” directors within the meaning of the rules of NASDAQ. The Board has determined that the following current directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of the Nasdaq Stock Market, Inc.: Messrs. Constantino, Van den Bol and Weinbaum. Each current member of the Audit, Compensation, and Nominating and Governance Committees is an independent director pursuant to all applicable listing standards of Nasdaq. The Board of Directors has also determined that each current member of the Audit Committee also meets the additional independence standards for audit committee members established by the SEC, and each member of the Compensation Committee also qualifies as a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. During 2021, Mr. Smyth served as a director of the Company and as an independent member (as defined under applicable SEC rules and the listing standards of Nasdaq) of the Audit Committee until he passed away on September 22, 2021.
Independence Standard
The Board of Directors examines the independence of the directors annually. For a director to be considered independent, the Board of Directors must determine that the director does not have any relationship with us or any of our affiliates, either directly or as a partner, shareholder or officer of an organization that has such a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Pursuant to NASDAQ Listing Rule 5605(a)(2), a director will not be considered independent if, among other things, the director has:
•	Been employed by the Company or its affiliates at any time in the current year or during the past three years;
•
Accepted, or has a family member who accepted, any payments from the Company or its affiliates in excess of $120,000 during any period of twelve consecutive months within the preceding three years (except for Board services, retirement plan benefits, non-discretionary compensation or loans made by the Bank in accordance with applicable banking regulations);

•	An immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;
•
Been, or has a family member who has been, a partner, controlling shareholder or an executive officer of any “for profit” business to which the Company made or from which it received, payments (other than those which arise solely from investments in the Company’s securities) that exceed 5% of the entity’s or the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the preceding three years;

•
Been, or has a family member who has been, employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers serve on that entity’s compensation committee; or

•	Been, or has a family member been, employed as a partner or employee of the Company’s outside auditors in any of the receding three years.
Board Leadership Structure and Role in Risk Oversight
The Board of Directors’ primary responsibility is to seek to maximize long-term shareholder value. The Board of Directors selects our management, monitors management and Company performance, and provides advice and counsel to management. Among other things, the Board of Directors regularly reviews our business strategy and approves our budget. In fulfilling the Board of Directors’ responsibilities, non-employee directors have full access to our management, external auditors and outside advisers.
Committees of the Board of Directors
The members of our Board of Directors devote time and talent to certain standing committees. Among these committees are the Audit Committee, Compensation Committee, Executive Committee, Nominating and Corporate Governance Committee, Asset and Liability Committee and Loan Committee. The principal functions and members of each committee are described below.
The functions of the Audit Committee include (i) reviewing and recommending policies regarding internal audit and credit review, (ii) establishing and implementing policies to comply with applicable regulations, (iii) causing suitable audits to be made by auditors engaged by the Audit Committee on our behalf, and (iv) pre-approving all audit services and permitted non-audit services provided by the auditors. The Audit Committee or its Chairman also discusses with the independent auditors the auditors’ review of our unaudited quarterly financial statements. The Audit Committee operates pursuant to a written charter, as amended by the Board of Directors on September 17, 2013. Shareholders may request a copy of the Audit Committee Charter, without charge, by contacting Joseph D. Perillo, Chief Financial Officer, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901, (203) 252¬5954. The current members of the Audit Committee are Messrs. Constantino (Chairman), Van den Bol and Weinbaum, each of whom is an independent director as defined by the SEC and NASDAQ rules. The Board has determined that Messrs. Constantino and Van den Bol have the professional experience necessary to qualify as Audit Committee financial experts under SEC rules. During 2021, the Audit Committee met 11 times.
The Compensation Committee determines executive compensation. In performing its duties, the Compensation Committee may engage consultants to assist it in determining the amount or form of executive and director compensation. The Compensation Committee consults with our executive officers in determining executive and director compensation. The current members of the Compensation Committee are Messrs. Constantino (Chairman), Van den Bol and Weinbaum. During 2021, the Compensation Committee met 4 times.
The Executive Committee exercises, if needed and when the Board of Directors is not in session, all powers of the Board of Directors that may lawfully be delegated. The current members of the Executive Committee are Messrs. Carrazza (Chairman), Russell, Constantino and Van den Bol. During 2021, the Executive Committee did not meet.
The principal function of the Nominating and Corporate Governance Committee is to consider and recommend to the full Board of Directors nominees for directors of the Company and the Bank. The Nominating and Corporate Governance Committee is also responsible for reporting and recommending from time to time to the Board of Directors matters relative to corporate governance. The current members of the Nominating and Corporate Governance Committee are Messrs. Van den Bol (Chairman), Constantino and Weinbaum. During 2021, the Nominating and Corporate Governance Committee met 2 times.
The Asset and Liability Committee has the power and responsibility to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and liquidity and to exercise, when the Board is not in session, all other powers of the Board regarding investment securities that may be lawfully delegated. The current members of the Asset and Liability Committee are Messrs. Russell (Chairman), Constantino, Van den Bol and Weinbaum. During 2021, the Asset and Liability Committee met 5 times.
The Loan Committee has the power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine, review and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the Board is not in session, all other powers of the Board regarding extensions of credit that may lawfully be delegated. The current members of the Loan Committee are Messrs. Van den Bol (Chairman), Constantino and Russell. During 2021, the Loan Committee met 24 times.
The principal function of the Compliance Committee is to provide oversight and manage items outlined in the Formal Agreement with the Office of the Comptroller of the Currency and matters requiring attention. The Compliance Committee ceased to exist as a result of the termination of the Formal Agreement as of September 1, 2021. The members of the Compliance Committee were Messrs. Russell (Chairman), Van den Bol and Constantino. During 2021, the Compliance Committee met 7 times.
The principal function of the Risk Committee is to provide oversight of the Bank’s tolerance for key risks associated with strategic direction and disintermediation, information security and data privacy, business continuity and disaster recovery, steering committee, vendor management and the Bank’s systems and processes to support operation of a growing organization. The current members of the Risk Committee are Messrs. Russell (Chairman), Van den Bol and Constantino. During 2021, the Risk Committee met 5 times.
Nomination Process
The process of reviewing and making recommendations for nominations and appointments to the Board of Directors is the responsibility of the Nominating and Corporate Governance Committee. Our directors have a critical role in guiding our strategic direction and in overseeing management. The Nominating and Corporate Governance Committee will consider candidates for the Board of Directors based upon several criteria, including their broad-based business and professional skills and experiences, concern for the long-term interests of shareholders, personal integrity and judgment. Candidates should have reputations, both personal and professional, consistent with our image and reputation. Directors must have time available to devote to Board activities and to enhance their knowledge of the banking industry. Accordingly, the Board of Directors seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities for us, and who are expected to contribute to an effective Board of Directors.
The Nominating and Corporate Governance Committee utilizes the following process for identifying and evaluating nominees to the Board of Directors. In the case of incumbent directors, each year the Board of Directors informally reviews each director’s overall service to us during the term, including the number of meetings attended, level of participation and performance. In the case of new director candidates, the Nominating and Corporate Governance Committee may solicit from existing directors the names of potential candidates who meet the criteria above; the Nominating and Corporate Governance Committee may discuss candidates suggested by our shareholders; and, if deemed appropriate by the Board of Directors, the Nominating and Corporate Governance Committee may engage a professional search firm. To date, the Nominating and Corporate Governance Committee has not engaged a professional search firm to identify or evaluate potential nominees, but it retains the right to do so in the future, if necessary. The Nominating and Corporate Governance Committee meets to discuss and consider these candidates’ qualifications and then chooses new candidates by majority vote.
Shareholder Nominations
Under our by-laws, nominations for directors may be made by any shareholder of any outstanding class of our capital stock who delivers notice, along with the additional information and materials required by our by-laws and certificate of incorporation, to our President not fewer than 14 days and not more than 50 days before the Annual Meeting. Shareholders may obtain a copy of our certificate of incorporation and by-laws by writing to our Corporate Secretary, 900 Bedford Street, Stamford, Connecticut 06901.
To be considered, the shareholder’s nomination must contain: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of our capital stock that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of our shares of capital stock owned by the notifying shareholder. In addition, the nomination should include any other information relating to the proposed nominee required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the nominee’s written consent to serve as a director if elected.
Code of Conduct
Each of our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer is required to comply with the Patriot National Bancorp, Inc. Code of Conduct for Senior Executive Financial Officers adopted by our Board of Directors. The Code of Conduct was adopted to deter wrongdoing and promote honest and ethical conduct; full, fair, accurate and timely disclosure in public documents; compliance with law; prompt internal reporting of Code of Conduct violations, and accountability for adherence to the Code of Conduct. The Code of Conduct was filed with the SEC as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.
In addition, all of our directors, officers and employees are required to comply with a Code of Ethics and Conflict of Interest Policy adopted by the Company on October 24, 2018, amended as of March 27, 2019 and March 24, 2021, which were filed as Exhibits 14.2 and 14.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Shareholders may request a copy of either Code, without charge, by contacting Joseph D. Perillo, Chief Financial Officer, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901, (203) 252-5920.
Insider Trading Policy
The Company has adopted an Insider Trading Policy which sets forth the procedure regarding trading by insiders in securities of the Company.
Anti-Hedging/Pledging Policy
Our Board of Directors has not adopted a hedging policy with respect to transactions by our directors, officers and employees that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

EXECUTIVE COMPENSATION
Director Compensation
The following table details the compensation paid to or accrued for each of the Company’s non-employee directors in the year ended December 31, 2021:
Name	Fees Earned or Paid in Cash ($)	Cash Awards ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward N. Constantino	87,575	-0-	14,347	-0-	-0-	-0-	-0-	101,922
Raymond Smyth(2)	64,725	-0-	14,347	-0-	-0-	-0-	-0-	79,072
Emile Van den Bol	81,525	-0-	14,347	-0-	-0-	-0-	-0-	95,872
Michael J. Weinbaum	40,775	-0-	14,347	-0-	-0-	-0-	-0-	55,122
(1)
The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of restricted stock granted under our 2020 Plan during fiscal 2021. We calculated the estimated fair value of the restricted stock awards using the market price of our common stock on the grant date. As of December 31, 2021, the aggregate number of unvested stock awards held by each of our non-employee directors was as follows: Edward N. Constantino – 3,156; Raymond Smyth –0; Emile Van den Bol –3,156; and Michael J. Weinbaum – 3,156.

(2)	Mr. Smyth was a director of the Company until September 22, 2021.
The Company’s directors who are also executive officers do not receive compensation for service on the Board of Directors or any of its committees. On an annual basis, each non-employee director receives $1,150 for each board meeting in which they participate and annual retainer fees totaling $19,100. They also receive fees ranging from $375 to $750 for each committee meeting in which they participate. In addition, non-employee directors who serve as the chair of a committee receive additional retainer fees ranging from $3,000 to $9,200 per year. In addition, each non-employee director receives an annual equity grant of restricted stock units with a grant date value of approximately $14,345 which will vest in full in four equal annual installments, beginning on the first anniversary of the grant date. The Company’s directors are also reimbursed for reasonable and necessary out-of-pocket expenses incurred in connection with their service to the Company, including travel expenses.
Summary Compensation Table
The table below sets forth, for the last two fiscal years, the compensation earned by our Chairman, Chief Executive Officer, Chief Financial Officer and one other most highly compensated executive officer who received compensation totaling $100,000 or more, referred to herein as the “named executive officers.”
Name and Principal Position(s)	Year	Salary(2)	Bonus(2)	Restricted Stock	All Other Annual Compensation(3)(4)	Total
Michael A. Carrazza Chairman	2021	$149,999	$—	$—	$2,596	$152,595
	2020	$242,308	$—	$—	$5,912	$247,500
Robert G. Russell(1) Director, President and Chief Executive Officer	2021	$336,538	$100,000	$—	$12,088	$448,626
	2020	$126,923	$75,000	$—	$5,564	$207,487
Joseph D. Perillo Chief Financial Officer	2021	$259,615	$77,000	$—	$14,425	$351,040
	2020	$237,308	$25,000	$—	$13,299	$275,607
Judith P. Corprew Executive Vice President and Chief Compliance & Risk Officer of the Bank, N.A.	2021	$260,000	$57,000	$—	$5,200	$322,200
	2020	$230,385	$25,000	$—	$4,608	$259,993
(1)	Mr. Russell served as President and Chief Executive Officer of the Company and the Bank since July 20, 2020.

(2)	The amounts in the “Salary” and “Bonus” columns reflect actual amounts earned in the relevant years.
(3)	The “All Other Compensation” column for the fiscal year ended December 31, 2021 includes the following compensation items.
Named Executive Officer	Contribution to 401(k) Plan ($)	Car Allowance ($)	Total ($)
Michael A. Carrazza	2,596	—	2,596
Robert G. Russell	6,088	6,000	12,088
Joseph D. Perillo	8,425	6,000	14,425
Judith P. Corprew	5,200	—	5,200
(3)	The “All Other Compensation” column for the fiscal year ended December 31, 2020 includes the following compensation items.
Named Executive Officer	Contribution to 401(k) Plan ($)	Car Allowance ($)	Total ($)
Michael A. Carrazza	5,912	—	5,912
Robert G. Russell	2,814	2,750	5,564
Joseph D. Perillo	7,299	6,000	13,299
Judith P. Corprew	4,608	—	4,608
Stock Based Compensation
As of December 31, 2021, for each of the named executive officers, there is no share of restricted stock granted but not yet vested.
Executive Compensation Incentive Plan
In 2017, the Company adopted the Executive Compensation Incentive Plan, referred to as the “2017 Plan.” The 2017 Plan applies to the President and all Executive Vice Presidents at the Bank. The 2017 plan was developed in order to attract, retain and motivate key executives by offering compensation incentives for delivering pre-defined budgeted operating results. The 2017 Plan is market competitive and designed to promote safe and sound business practices, where compensation objectives and risk taking are responsible, within policy guidelines and compatible with effective controls and risk-management. The 2017 Plan provides for awards based on a balance of bank results and individual executive performance. Awards are paid 50% in cash and 50% in restricted stock awards vesting over three years granted under the 2020 Plan. There were no awards issued under the Executive Compensation Incentive Plan during 2020 and 2021.
401(k) Plan
The Bank maintains a tax-qualified 401(k) Plan under Section 40 1(a) of the Internal Revenue Code with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Employees become eligible to make salary reduction contributions to the 401(k) Plan on the first day of the month coinciding with or next following the date that the employee has attained 21 years of age and completed 1 month of service. Employees become eligible to receive any matching or discretionary contributions made to the 401(k) by the Bank after the completion of six months and at least 500 hours of service.
Under the 401(k) Plan, participants may elect to have the Bank contribute a portion of their compensation each year, subject to certain limitations imposed by the Internal Revenue Code. The 401(k) Plan permits the Bank to make discretionary matching and additional discretionary contributions to the 401(k) Plan. Participants in the 401(k) Plan may direct the investment of their accounts in several types of investment funds.
Participants are always 100% vested in their elective deferrals, matching and discretionary matching contributions and related earnings under the 401(k) Plan.
2020 Stock Plan
In 2011, the Company adopted the Patriot National Bancorp, Inc. 2012 Stock Plan (the “2012 Plan”), which was approved and ratified by shareholders of the Company on December 13, 2011. On November 1, 2020, the Board of Directors of the Company approved an amendment of the 2012 Plan and renamed it as the Patriot National Bancorp, Inc. 2020 Restricted Stock Award Plan (the “2020 Plan”), which was approved and ratified by shareholders of the Company on December 22, 2021. On November 10, 2022, the Board of Directors of the Company approved another amendment to the 2020 Plan (the “Amended and Restated 2020 Plan”). The Company is seeking the approval and ratification of the shareholders of the Amended and Restated 2020 Plan. See Proposal 3 below for a description of the Amended and Restated 2020 Plan and the reason for the amendment.
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PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITORS
The second item to be acted upon at the Annual Meeting is the approval and ratification of the Board of Directors’ selection of our independent registered public accounting firm.
The Board of Directors has appointed RSM US LLP (“RSM”) as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending December 31, 2022 and to perform other appropriate accounting services. RSM has been engaged as our independent registered public accounting firm since May 16, 2017, and has no relationship with us other than that arising from their employment as our independent registered public accounting firm.
Audit Fees
The following table sets forth the aggregate amounts of principal accounting fees we paid to our independent registered public accountants for professional services performed in fiscal years ended December 31, 2021 and 2020 for: (i) audit fees – consisting of fees billed for services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) audit-related fees – consisting of fees billed for services rendered that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees; (iii) tax fees – consisting of fees billed for services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees – consisting of fees billed for all other services rendered.
	Year Ended December 31,
	2021	2020
Audit fees(1)	$415,288	$359,355
Audit related fees(1)	1,600	—
All other fees(1)	17,325	16,800
	$434,213	$376,155
(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accountants. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.
Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.
The Audit Committee pre-approved all of the audit and non-audit services provided by RSM during the years ended December 31, 2021 and 2020.

REPORT OF AUDIT COMMITTEE
The Audit Committee is currently comprised of three members of our Board of Directors. Based upon the review described under “CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS - Independence of Board of Directors and Members of Its Committees” and “Independence Standards,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable standards and rules of the NASDAQ and the SEC. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.
In accordance with its written charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with management, and the Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant regarding such independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2021.
The Audit Committee also has approved the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and have approved submitting such selection for approval and ratification by the shareholders.
Edward N. Constantino
Emile Van den Bol
Michael Weinbaum
What vote is required to approve this proposal?
Although ratification is not required by the Company’s bylaws or otherwise, the Board of Directors is submitting the appointment of RSM to the shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Board of Directors will re-evaluate its appointment, taking into consideration the shareholders’ vote. However, the Board of Directors is solely responsible for the appointment and termination of the Company’s auditors and may do so at any time in its discretion. Representatives of RSM plan to be present at the Annual Meeting.
Proxies will be voted “FOR” ratification of the appointment of RSM as the Company’s independent registered public accounting firm for the 2022 fiscal year absent contrary instructions.
The Board of Directors recommends that you vote “FOR” the approval and ratification of the appointment of RSM as the Company’s independent registered public accounting firm for the 2022 fiscal year.
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PROPOSAL 3: APPROVAL AND RATIFICATION OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2020 RESTRICTED STOCK AWARD PLAN
Background
In 2011, the Company adopted the Patriot National Bancorp, Inc. 2012 Stock Plan (the “2012 Plan”), which was approved and ratified by shareholders of the Company on December 13, 2011. On November 1, 2020, the Board approved an amendment of the 2012 Plan and renamed it as the Patriot National Bancorp, Inc. 2020 Restricted Stock Award Plan (the “2020 Plan”), which was approved and ratified by shareholders of the Corporation on December 22, 2021.
On November 10, 2022, the Board of Directors approved the Amendment and Restatement of the 2020 Plan (the “Amended and Restated 2020 Plan”), a copy of which is provided herewith as Exhibit A.
Reason for the Amendment and Restatement
The 2020 Plan was amended primarily to (i) reduce the total number of shares authorized for issuance thereunder from 3,000,000 to 400,000; and (ii) limit the maximum number of shares of Company’s Common Stock granted during a single fiscal year to any non-employee director, together with any cash fees paid to such director, to be no more than a total value of $300,000.
We strongly believe that the above-mentioned amendments to the 2020 Plan are in the best interest of the Company and its shareholders.
Administration of the Amended and Restated 2020 Plan
The Amended and Restated 2020 Plan is administered by the Compensation Committee of the Company's Board of Directors.
Number of Shares of Common Stock Available Under the Amended and Restated 2020 Plan
The Amended and Restated 2020 Plan authorizes 400,000 shares of the Company's Common Stock for issuance. As of the date hereof, a total of 234,617 shares of Common Stock are available for issuance under the Amended and Restated 2020 Plan.
Form of Awards
Grants under the Amended and Restated 2020 Plan are made in the form of restricted stock.
Each restricted stock award shall be subject to an award agreement signed by the grantee and the Company and shall be subject to the terms and conditions of the Amended and Restated 2020 Plan and any other terms and conditions which the Compensation Committee shall deem necessary and desirable. A form of the award agreement is provided herewith as Exhibit B.
Eligibility to Receive Awards
Only directors and employees of the Company are eligible to receive grants of restricted stock under the Amended and Restated 2020 Plan. The grants of restricted stock may be subject to vesting, in one or more installments, upon the happening of certain events, upon the passage of a certain period of time. The Compensation Committee shall make the terms and conditions applicable to the vesting of restricted stock awards.
Awards under the Amended and Restated 2020 Plan
Under the Amended and Restated 2020 Plan, the following shares of restricted stock (including shares that were forfeited later due to termination of service with the Company) were awarded: 100,203 shares of restricted stock were awarded in 2012, 32,964 shares of restricted stock were awarded in 2013, 73,560 shares of restricted stock were awarded in 2014, 12,700 shares of restricted stock were awarded in 2015, 58,084 shares of restricted stock were awarded in 2016, 5,084 shares of restricted stock were awarded in 2017, 18,323 shares of restricted stock were awarded in 2018, 9,675 shares of restricted stock were awarded in 2019, 12,484 shares of restricted stock were awarded in 2020, and 20,476 shares of restricted stock were awarded in 2021.

As of the date hereof, the following shares of restricted stock (excluding forfeited shares) have been awarded and outstanding under the Amended and Restated 2020 Plan:
	Vested /Exercisable	Unvested Outstanding	Total Outstanding
Current Employees	18,306	15,526	33,832
Terminated Employees	68,510	0	68,510
Directors	48,583	14,458	63,041
Total	135,399	29,984	165,383
Required Vote
Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.
The Board of Directors recommends that you vote “FOR” the approval and ratification of the Amendment and Restatement of the 2020 Restricted Stock Award Plan.
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ANNUAL REPORT
The Company filed its Annual Report on Form 10-K for the year ended December 31, 2021 (“2021 10-K”) with the SEC on March 24, 2022. The 2021 10-K, the Notice of the 2021 Annual Meeting of Shareholders and the Proxy Statement, are available on the Internet at www.proxyvote.com.
The Company’s 2021 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website at www.sec.gov and the Company’s website at www.bankpatriot.com/Learn/About/Investor-Relations.
SHAREHOLDER PROPOSALS
Pursuant to Rule 14a-8 promulgated under the Exchange Act, our shareholders may present proper proposals for inclusion in our proxy or information statement and for consideration at the next annual meeting of shareholders by submitting their proposals to our Secretary in a timely manner. In order to be included in the proxy or information statement for the 2023 Annual Meeting of Shareholders, shareholder proposals must be received by our Secretary no later than July 17, 2023 (120 days prior to the anniversary of the mailing date of this proxy statement) and must otherwise comply with the requirements of Rule 14a-8. Also see “CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS - Shareholder Nominations”.
COMMUNICATIONS WITH THE BOARD
Shareholders wishing to communicate directly with the Board of Directors or any independent directors should send written communications to Michael A. Carrazza, Chairman of the Board, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901. Each communication will be reviewed by Mr. Carrazza who will make appropriate recommendations to the Board of Directors, which may include discussing the matter raised with the Board of Directors as a whole, with only the independent directors, and/or with other members of the senior management team. We believe that this procedure allows the Board of Directors to be responsive to shareholder communications in a timely and appropriate manner.
ADDITIONAL INFORMATION
We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and our website at www.bankpatriot.com.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of our periodic reports, information statements or other information concerning us, without charge, by written request, directed to Frederick Staudmyer, Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901 or by telephone at 203-252-5921. If you would like to request documents, please do so by November 30, 2022 in order to receive them timely before the Annual Meeting.
THIS PROXY STATEMENT IS DATED NOVEMBER 10, 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.
ALL SHAREHOLDERS ARE URGED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAIL.
By Order of the Board of Directors,

Michael A. Carrazza	Robert G. Russell, Jr.
Chairman	President and Chief Executive Officer
November 10, 2022

Exhibit A
PATRIOT NATIONAL BANCORP, INC.
AMENDED AND RESTATED 2020 RESTRICTED STOCK AWARD PLAN
I)	Establishment of plan; Definition
a.
Purpose. The purposes of the Patriot National Bancorp, Inc. Amended and Restated 2020 Restricted Stock Award Plan (the “Plan”) are to provide an incentive to Employees and Directors of Patriot National Bancorp, Inc. (the “Company”), or any Subsidiary of the Company that now exists or hereafter is organized or acquired, who are in a position to contribute materially to the long-term success of the Company and its Subsidiaries, to increase their interest in the Company’s welfare, and to aid in attracting and retaining employees and directors of outstanding ability. The Plan provides for the grant of restricted stock awards.

b.	Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below.
i.
“Award Agreement” means either: (i) a written agreement entered into by the Company (or Subsidiary) and a Grantee setting forth the terms and provisions applicable to an award granted under the Plan, or (ii) a written or electronic statement issued by the Company (or Subsidiary) to a Grantee describing the terms and provisions of such award, including any amendment of modification thereof.

ii.	“Beneficial Owner” means an individual or entity that is treated as a “beneficial owner” pursuant to Rule 13d-3 under the Exchange Act or any subsequent rule issued thereunder.
iii.	“Board” means the Board of Directors of the Company.
iv.	“Change in Control” means the occurrence of any of the following events;
1.
Any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee stock ownership plan or other employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being make in substantially the same proportions as their ownership of the common stock of the Company), is or becomes the Beneficial Owner (except that a person shall be deemed to be the Beneficial Owner of all shares that any such person bas the right to acquire pursuant to any agreement or arrangement of upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 60% of the combined voting power of the Company’s then outstanding voting securities;

2.
The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any Subsidiary with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 40% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

3.
The stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (or any transaction having similar effect), other than a sale or disposition by the Company immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition.

v.	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

vi.
“Committee” means the Compensation Committee of the Board, consisting of not less than two members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be Directors who are disinterested as defined in Rule 16b-3(b) promulgated under the Exchange Act.

vii.	“Company” means Patriot National Bancorp, Inc., a Connecticut corporation, or any successor corporation.
viii.	“Directors” means those members of the Board or board of directors of any Subsidiary who are not Employees.
ix.
“Disability” means a medically determinable physical or mental condition which causes an Employee or Director to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.

x.	“Effective Date” means November 1, 2020.
xi.	“Employee” means any common law employee, including officers, of the Company or any Subsidiary as determined under the Code and the Treasury Regulations thereunder.
xii.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
xiii.
“Fair Market Value” means, with respect to an award granted under the plan, the mean between the highest and lowest sales prices for the Stock on the nation securities exchange or NASDAQ National Market on which the Stock is principally traded on the date of grant of such award, or, if no such prices are reported for such day, then on the next proceeding day on which there were reported prices.

xiv.	"Fiscal Year" means the Company's fiscal year.
xv.	“Grantee” means a person who, as an Employee or Director of the Company or any Subsidiary, has been granted a Restricted Stock Award under this Plan.
xvi.	“Plan” means the Patriot National Bancorp, Inc. 2020 Restricted Stock Award Plan as set forth herein and as amended from time to time.
xvii.	“Restricted Stock” means Stock which is issued pursuant to the Restricted Stock provisions as set forth in Part III of this Plan.
xviii.	“Stock” means shares of the common stock of the Company, whether or not issued, unissued or reacquired.
xix.	“Stock Award” means an award of Restricted Stock granted pursuant to this plan.
xx.	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424 of the Code.
c.
Share of Stock Subject to the Plan. Subject to the provisions of Paragraph 2 of Part V of the Plan, the Stock which may be issued or transferred pursuant to Stock Awards granted under the Plan shall not exceed 400,000 shares in the aggregate. If Stock Awards are forfeited because the restrictions with respect to such Stock Awards shall not have been met or have lapsed, the number of shares of Stock which are no longer outstanding as Stock Awards may again become available for the grant of Stock Awards.

d.
Administration of the Plan. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Awards , and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

e.
Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided however, that such action shall not adversely affect the right of Grantees to Stock Awards previously granted.

f.
Duration of the Plan. This plan shall terminate at the close of business on December 31, 2025 and no Stock Award may be issued or granted under the Plan thereafter, but such termination shall not affect any Stock Award theretofore issued or granted.

II)	Restricted Stock Award Provisions
a.	Grant of Restricted Stock.
i.	Only Directors and Employees shall be eligible to receive grants of Restricted Stock under the Plan.
ii.
If approved by the Committee, each Director will be granted Restricted Stock commensurate with their annual equity retainer. The maximum number of shares of Stock subject to Stock Award granted during a single Fiscal Year to any Director who is a "non-employee director" within the meaning of Rule 16b-3, together with any cash fees paid to such Director during the Fiscal Year shall not exceed a total value of $300,000 calculating the value of any Stock Award based on the grant date Fair Market Value for financial reporting purposes.

iii.
The Committee, in its sole discretion, shall make such terms and conditions applicable to the grant of Restricted Stock as may appear generally acceptable or desirable to the Committee. The Committee may award shares of Restricted Stock to Grantees, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

iv.
Restricted Stock grants to Grantees may be made subject to vesting, in one or more installations, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company or any Subsidiary, division, affiliate or joint venture of the Company of certain performance goals, as the Committee shall decide in each case when Restricted Stock grants are awarded (“Period of Restriction”).

v.
Restricted Stock grants hereunder shall be subject to the Award Agreement. Such Award Agreement shall be signed by the Grantee and by the Chief Executive officer or the President of the Company or the Corporate Secretary for and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Restricted Stock Agreement (including, but not limited to, (i) the right of the Company and to repurchase from each Grantee, and such Grantee’s transferees, all shares of Stock issued to such Grantee in the event of such Grantee’s termination of employment, and (ii) any other terms and conditions which the Committee shall deem necessary and desirable).

b.	Termination of Relationship.
i.	If a Grantee ceases to be a Director or Employee prior to the lapse of the Period of Restriction with respect to the Restricted Stock award, such Stock shall be forfeited.
ii.	If the Period of Restriction applicable to a grant of Restricted Stock shall lapse, the Grantee shall hold such Stock free and clear of all such restrictions except as otherwise provided in the Plan.
III)	General Provisions.
a.
Substitutions. In the event of a corporate merger or consolidation, or the acquisition by the Company of property or stock of an acquired Company or any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, subject to such rules as may be applicable, substitute Stock Awards under this Plan for stock awards under the plan of the acquired company with equal aggregate fair market value.

b.	Adjustment Provisions.
i.
In the event that a dividend shall be declared upon the Stock, payable in shares of Stock, the number of shares of Stock then subject to any Stock Award outstanding under the plan and the number of shares reserved for the grant of Stock Awards pursuant to the Plan shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such share dividend.

ii.	If the shares of Stock outstanding are changed into or exchanged for a different number or class or other securities of the Company or of another company, whether through split-up, merger, consolidation, reorganization, reclassification or recapitalization, then there shall be substitute for each share of Stock subject to any such Stock Award and for each share of Stock reserved for the grant of Stock Awards pursuant to the Plan, the number and kind of shares or other securities in which each outstanding share of Stock shall have been so changed or for which each share shall have been exchanged.
iii.
In the event there shall be any change, other than as specified above in this Section III, in the number or kind of outstanding shares of Stock or of any shares or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitable requires an adjustment in the number or kind of shares theretofore reserved for the grant of Stock Awards pursuant to the Plan and of the shares then subject to Stock Awards, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each Stock Award outstanding thereunder.

c.	General
i.	Every Stock Award shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.
ii.
The granting of a Stock Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company, and all Employees shall remain subject to discharge to the same extend as if the Plan were not in effect.

iii.
No Employee or Director and no beneficiary or other person claiming under or through them, shall have any right, title or interest by reason of any Stock Award, to any particular assets of the Company, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Award except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Award.

iv.	No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution.
v.
Notwithstanding any other provisions of this Plan or agreements made pursuant thereto, the Company’s obligation to issue or deliver any certificate or certificates for shares of Stock Award, and the transferability of Stock acquired by a grant of a Stock Award, shall be subject to all of the following conditions;

1.
Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

2.
The obtaining of any other consent, approval, or permit, from any state or federal government agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

3.	To the extent necessary, each stock certificate issued pursuant to a Stock Award shall bear the following legend;
“The transferability of the certificate and the shares of common stock of Patriot National Bancorp, Inc. represented hereby are subject to restrictions, terms and conditions contained in the Patriot National Bancorp, Inc. Amended and Restated 2020 Inc. Restricted Stock Award Plan and an agreement between the registered owner of such common stock and Patriot National Bancorp, Inc. A copy of the plan and agreement are on file in the office of the Secretary of Patriot National Bancorp, Inc.”
vi.
All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulation of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Company the amount of any withholding taxes, which the Company is required to withhold with respect to its grant of a Stock Award, or, in the event that such payment is not due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount require to be withheld.
vii.
A Grantee entitled to Stock as a result of the grant of a Stock Award shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of such grant, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. The Company shall issue any stock certificate required to be issued in connection with a grant of a Stock Award with reasonable promptness after such grant.

viii.
The grant of a Stock Award under the Plan shall be subject to, and shall in all respects comply with, applicable law relating to such grant, or to the number of shares of Stock which may be beneficially owned or held by any Grantee.

ix.
The Plan is designed to be exempt from Section 409A of the Code, and the Plan is intended to be operated in good faith compliance with the requirements of Section 409A of the Code and its accompanying regulations, and any additional guidance issued under Section 409a to be so exempt to the fullest extent possible. To the extent that any provision of the Plan violates any provision of Section 409A providing such an exemption, such provision shall be deemed inoperative and the remaining provisions of the Plan shall continue to be fully effective. If this Plan or any grant of Stock Awards hereunder fails to meet an exemption from, or the requirements of, Section 409A of the Code, neither the Company nor any of its affiliates shall have any liability for any tax, penalty or interest impose on a Grantee by Section 409A of the Code, and no Grantee shall have any recourse against the Company or any of its affiliates for payment of any such tax, penalty or interest imposed by Section 409A of the Code.

x.
The Plan is designed so that Stock Awards granted hereunder are intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Plan and Stock Awards issued hereunder shall be interpreted in a manner consistent with such requirements, to the extent applicable.

[End of Document]

Exhibit B
PATRIOT NATIONAL BANCORP, INC.
RESTRICTED STOCK AGREEMENT
[date]
[Name]
[Address]
Re:	Patriot National Bancorp, Inc. (the “Company”)
Restricted Stock Grant
Dear    :
The Company is pleased to advise you that the Company hereby grants to you, the Participant,    shares of the Stock of the Company (the “Restricted Stock”) under the Patriot National Bancorp, Inc. Amended and Restated 2020 Restricted Stock Award Plan (the “Plan”), a copy of which is attached hereto as Exhibit A and incorporated herein by reference, subject to all of the terms and conditions of this Restricted Stock Agreement. These shares will vest over a five-year period.
1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:
“Board” shall mean the Board of Directors of the Company.
“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.
“Committee” shall mean the Compensation Committee of the Board, consisting of not less than two members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be Directors who are disinterested as defined in Rule 16b-3 promulgated under the Exchange Act.
“Date of Grant” shall mean the date this Agreement is executed and delivered to, and accepted by, you, as set forth below.
“Director” shall mean those members of the board of Directors of the Company Board or board of directors of any Subsidiary.
“Employee” shall mean any common law employee, including officers, of the Company or any Subsidiary as determined under the Code and the Treasury Regulations thereunder.
“Fair Market Value” of the Stock shall mean, with respect to Stock granted under the Plan, (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; (ii) if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, be the mean between the high bid and low asked prices for the Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or (iii) in the absence of an established market for the Stock, be determined in good faith by the Committee.
“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Stock” shall mean shares of the common stock of the Company, par value $.01 per share, whether or not issued, unissued or reacquired.
“Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424 of the Code.

2. Restricted Stock Grant.
(a) Share Price. On the Date of Vesting each year, the Company will issue to you, the vested stock, its value determined by the Fair Market Value that day.
(b) Section 83(b) Election. Within thirty (30) days after you acquire the Restricted Stock from the Company, you may, at your election, make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit B attached hereto.
3. Vesting. Your shares of Restricted Stock shall vest in five equal installments: [xxxx] shares on [date], [xxxx] shares on [date], [xxxx] shares on [date], [xxxx] shares on [date] and [xxxx] shares on [date]. Vesting, per the Plan, occurs only if you are an Employee or a Director of the Company or its Subsidiary on that date.
4. Conformity with Plan. This Restricted Stock Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Restricted Stock Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Restricted Stock Agreement, you acknowledge your receipt of this Restricted Stock Agreement and the Plan and agree to be bound by the terms of this Restricted Stock Agreement and the Plan.
5. Rights of Participants. Nothing in this Restricted Stock Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate your relationship with the Company at any time (with or without cause), nor confer upon you any right to continue your relationship with the Company or any of its Subsidiaries for any period of time, and in the event of your termination of your position as an Employee or Director of the Company or any of its Subsidiaries, any portion of your Restricted Stock that was not previously vested shall be forfeited, or expire as of the date of such termination, except as otherwise provided herein. Nothing in this Restricted Stock Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Restricted Stock Agreement shall provide for any adjustment to the number of shares of Restricted Stock upon the occurrence of subsequent events except as provided in paragraph 7 below.
6. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares of Restricted Stock granted to you under this Restricted Stock Agreement, and the Company may defer such issuance unless indemnified by you to its satisfaction.
7. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Stock, the Board may, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares of Stock granted to you under this Restricted Stock Agreement and certain prices specified herein as may be determined to be appropriate and equitable, in the sole discretion of the Board.
8. Restrictive Legend. The certificates representing the shares of Restricted Stock shall bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS CONTAINED IN A RESTRICTED STOCK AGREEMENT DATED     AND MAY NOT BE TRANSFERRED UNTIL SUCH VESTING CONDITIONS HAVE BEEN SATISFIED.”
9. Amendment. Except as otherwise provided herein, any provision of this Restricted Stock Agreement may be amended or waived only with the prior written consent of you and the Company.
10. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Restricted Stock Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

11. Counterparts. This Restricted Stock Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.
12. Descriptive Headings. The descriptive headings of this Restricted Stock Agreement are inserted for convenience only and do not constitute a part of this Restricted Stock Agreement.
13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut.
14. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Restricted Stock Agreement shall be in writing and shall be deemed to have been given when delivered personally, when received, if sent by reputable overnight air courier (such as UPS or Federal Express), or upon actual receipt, if mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:
If to you:

[Name]
[Address]

If to the Company:

Attn: Corporate Secretary

Patriot National Bancorp, Inc.

900 Bedford Street
Stamford, Connecticut 06901
or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.
15. Third-Party Beneficiary. The Company and you acknowledge that nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties hereto, and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.
16. Severability. Whenever possible, each provision of this Restricted Stock Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Restricted Stock Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Restricted Stock Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
17. Complete Agreement. This Restricted Stock Agreement, the Plan, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
[signature page follows]

Please execute the extra copy of this Restricted Stock Agreement in the space below and return it to the Company’s Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Restricted Stock Agreement.
Very truly yours,

PATRIOT NATIONAL BANCORP, INC.

By:
	Name:	Robert G. Russell
	Title:	President & Chief Executive Officer
Enclosure:	Copy of the Plan
The undersigned hereby acknowledges having read this Restricted Stock Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.
Dated as of	PARTICIPANT

Name:

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 13, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 13, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D92211-P81492 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PATRIOT NATIONAL BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael A. Carrazza ______ Votes FOR
02) Robert G. Russell, Jr. ______ Votes FOR
03) Edward N. Constantino ______ Votes FOR
04) Emile Van den Bol ______ Votes FOR
05) Michael J. Weinbaum ______ Votes FOR

***(INSTRUCTIONS: If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, mark the "CUMULATIVE VOTING ELECTION" box and indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes you cast on this proxy may not exceed the number of shares owned times five. For example, if 100 shares are owned, you are entitled to cast 500 votes for director nominees. However, if you have cast your proxy for either of the other above two choices, do not complete this table.)**

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Unless otherwise specified, this proxy authorizes the proxies named on the reverse side to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of directors and allocate them among director nominees for which you do not vote "Against" or "Abstain." To provide specific directions with regard to cumulative voting, including to direct that the proxy holders cumulate votes with respect to a specific board nominee or nominees as explained in the proxy statement, mark the box to the right and if you wish to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees, please indicate the name(s) and number of votes to be given to such Board nominee above. You may not cumulate votes "Against" a nominee.

Cumulative Voting Election ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report on Form 10-K, as amended, are available at www.proxyvote.com.

D92212-P81492

PATRIOT NATIONAL BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

December 14, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder hereby appoints Michael A. Carrazza and Robert G. Russell, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Patriot National Bancorp, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time on Wednesday, December 14, 2022, at the offices of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901, and any adjournment or postponement thereof.

In accordance with the discretion and at the instruction of the Board of Directors, the proxy holders are authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in Patriot National Bancorp, Inc.'s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. **Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations.** Unless you specifically instruct otherwise, this proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors except for nominees for whom you have voted "Against" or "Abstain", in accordance with the instruction of the Board of Directors. At the Annual Meeting, unless you specifically instruct otherwise, the Board of Directors will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of the Company's director nominees, and will provide instructions as to the order of priority of our nominees in the event that fewer than all of our nominees are elected. If any nominee named on the reverse side of this proxy card for good cause will not serve or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors thereof.

CUMULATE ____

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE